UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 28, 2012

(Date of Earliest Event Reported)

BEESFREE, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-53212	92-0189305
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

2101 Vista Parkway, Suite 122

West Palm Beach, Florida 33411

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 939-4860

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 28, 2012, the Company designated 50,000 shares of its blank check preferred stock, $.001 par value per share, as “Series B Cumulative Convertible Preferred Stock” (the “Series B Preferred Stock”) and established the rights, preferences, privileges and obligations thereof by filing a Certificate of Designation (the “Certificate of Designation”) with the Secretary of State of Nevada. The stated value of each share of Series B Preferred Stock is $175.00 (the “Series B Stated Value”)

As set forth in the Certificate of Designation, each share of Series B Preferred Stock is convertible, at the option of the holder thereof, at any time after the date of issuance, into such number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) as is determined by dividing the Series B Stated Value by the Series B Conversion Price, which is initially $1.75 (i.e, each share is initially convertible into approximately 100 shares of Common Stock). Until the earlier of 90 days following such date that all of the Registrable Securities (as defined in the Certificate of Designation) are either included for resale in an effective registration statement or are eligible for resale without restriction pursuant to Rule 144(b)(1)(i) of the Securities Act, or a combination thereof, the conversion price of the Series B Preferred Stock is subject to “full-ratchet” price protection in the event the Company issues or sells, or is deemed to have issued or sold, subject to certain exceptions, any shares of its Common Stock or securities convertible in Common Stock for consideration per share less than the Conversion Price of the Series B Preferred Stock then in effect. In addition, the Conversion Price is subject to adjustment to reflect subdivisions or combinations of our Common Stock such as through stock splits, dividends, distributions and similar adjustments to our capital stock.

The holders of Series B Preferred Stock do not have the right to vote on any matter except with respect to certain protective provisions pursuant to which the majority of the Series B Preferred Stock have consent rights as further described in the Certificate of Designation. The shares of Series B Preferred Stock are entitled to receive cumulative dividends at the rate of 12% per annum, which dividends may be paid in shares of the Company’s Common Stock in the Company’s sole discretion. Upon the occurrence of an Event of Default (as defined in the Certificate of Designation), the dividend rate shall increase to 15% per annum during the pendency of such Event of Default.

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series B Preferred Stock will be entitled to receive, on a pari passu basis with the Company’s issued and outstanding shares of Series A Cumulative Convertible Preferred Stock, and any class or series of capital stock of the Company created specifically ranking, by its terms, on parity with the Series B Preferred Stock, and prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Common Stock, an amount equal to the Series B Stated Value then held by them, plus all accrued and unpaid dividends.

The foregoing summary does not purport to be a complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits:

(a)	Financial Statements - Not Applicable
(b)	Pro-Forma Financial Information - Not Applicable
(c)	Shell Company Transactions - Not Applicable
(d)	Exhibits:

3.1	Certificate of Designation.

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SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEESFREE, INC.

By:	./s/ David W. Todhunter
David W. Todhunter
President and Chief Executive Officer

Dated: October 4, 2012

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